AMENDMENT
                                       and
                                     WAIVER
                                       to
                                CREDIT AGREEMENT

                  THIS AMENDMENT and WAIVER (the "Amendment"), dated as of August 13, 1999 among EFTC CORPORATION (the "Borrower"), the Banks listed on the signature pages hereof (each a "Bank") and BANK ONE, COLORADO, N.A., as Agent (the "Agent").

                                   WITNESSETH:

         WHEREAS, the Borrower, the Banks and the Agent are parties to the Restated and Amended Credit Agreement dated as of March 12, 1999, as amended (the "Credit Agreement") (capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement); and

         WHEREAS, the Borrower has informed the Banks that it will not be in compliance with certain financial covenants of the Credit Agreement for the Fiscal Quarter ending June 30, 1999 and forecasts that it will not be in compliance with such financial covenants for the period ending September 30, 1999; and

         WHEREAS, the Borrower has addressed certain operational issues and the requirement of the Banks to reduce its outstanding Debt by entering into a letter of intent to dispose of its EFTC Services Division and is seeking additional equity investment and/or subordinated debt financing in order to fund the reduction of its outstanding Debt; and

         WHEREAS, the Borrower has requested and the Banks and the Agent have agreed to the amendments and waivers to the Credit Agreement more fully set forth herein to facilitate the Borrower's financial restructuring; and

         WHEREAS, such amendments and waivers shall be of benefit, either directly or indirectly, to the Borrower;

         NOW THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendments. Upon and after the Amendment Effective Date (as defined below):

a) The defined term "Applicable Margin" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Applicable Margin" means such percentage for the Type of Loan as set forth in the following table opposite the applicable ratio of Total Debt to Trailing Four Quarter EBITDA determined as of the fiscal quarter immediately preceding such period:

                                             APPLICABLE MARGIN MATRIX

          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
                                                     Revolving
                         Greater                    Loan LIBOR        Revolving       Term Loan       Term Loan
                         Than or        Less        Base Rate +         Loan            LIBOR          Prime +
             Level       Equal to       Than                           Prime +       Base Rate +

          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
               I       4.00x         ---          3.500%           1.750%           3.500%`         1.750%
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
              II       3.50x         4.00x        3.250%           1.625%           3.250%          1.625%
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
              III      3.00x         3.50x        3.000%           1.500%           3.000%          1.500%
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
              IV       2.50x         3.00x        2.750%           1.250%           2.750%          1.250%
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------
               V       ---           2.50x        2.500%           1.000%           2.500%          1.000%
          ------------ ------------- ------------ ---------------- ---------------- --------------- ---------------

     The foregoing notwithstanding, 0.25% shall be subtracted from each item in the Applicable Margin Matrix beginning on the fifth Business Day after Agent's receipt of Net Proceeds from the last to occur of the EFTC Services Disposition or the Equity/Debt Infusion.

(i) The ratio of Total Debt to Trailing Four Quarter EBITDA shall be computed by the Borrower and such ratio and the Applicable Margin for each Type of Loan will be set forth in the Compliance Certificate furnished under
     Section 5.1(b)(iv). The Applicable Martin shall be subject to adjustment, if necessary, on the earlier of (a) five (5) days after the delivery of the Compliance Certificate for the applicable fiscal quarter and (b) a date fifty (50) days after the end of each fiscal quarter of the Borrower ("Margin Adjustment Date"). Any change in the Applicable Margin shall apply to all Loans outstanding of any Type as of the Margin Adjustment Date.

     (A) The foregoing notwithstanding, from August 1, 1999 until March 31, 2000 the Applicable Margin shall be as described in Level I of the Applicable Margin Matrix.

     (B) For the period beginning April 1, 2000, the Applicable Margin shall be subject to adjustment based on the Compliance Certificate for the period ending December 31, 1999 and thereafter, as set forth in the applicable Compliance Certificate.

(ii) If the Borrower fails to furnish the Compliance Certificate and the financial statements forty five (45) days after the end of any fiscal quarter, the Applicable Margin shall be as described in Level I of the Applicable Margin Matrix for the relevant fiscal quarter.

b) The defined term "EBITDA" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "EBITDA" means with respect to the Borrower on a consolidated basis, in a four quarter period, an amount equal to earnings (determined in accordance with GAAP) before deduction of interest expense, taxes, depreciation expense and amortization expense.

c) Section 1.1 of the Credit Agreement is amended by the insertion in alphabetical order the following definition of the term "EFTC Services Disposition Agreement":

                  "EFTC Services Disposition Agreement" means the Asset Purchase Agreement, substantially in the form provided to the Agent, by and among Jabil Circuit Inc., the Borrower, CTLLC Acquisition Corp., Circuit Test, AirHub Services and Circuit Test International, dated as of August [ ], 1999, pertaining to the sale of certain assets and the assumption of certain liabilities of EFTC Services Division.

d) Section 1.1 of the Credit Agreement is amended by the insertion in alphabetical order the following definition of the term "EFTC Services Disposition":

                  "EFTC Services Disposition" means the acquisition of certain assets and the assumption of certain liabilities of EFTC Services Division by Jabil Circuit, Inc., or an Affiliate of Jabil Circuit, Inc. as provided in the EFTC Services Disposition Agreement.

e) Section 1.1 of the Credit Agreement is amended by the insertion in alphabetical order of the following definition of the term "EFTC Services Division"

                  "EFTC Services Division" means the hub-based repair and refurbishment services and "configure to order" services business engaged in by Circuit Test, AirHub Services and Circuit Test International.

f) Section 1.1 of the Credit Agreement is amended by restating in its entirety subsection (vi) of the definition of the term "Eligible Inventory" as follows:

                  (vi) (a) Inventory which is deemed to be obsolete, unsalable, damaged and unfit for further processing in accordance with GAAP, provided that, if the Agent reasonably disagrees with the valuation of such Inventory it may, once annually, at Borrower's expense, require a collateral audit to establish the value of such, and (b) after the first to occur of the EFTC Services Disposition or the Equity/Debt Infusion, the greater of (y) Inventory which is deemed to be obsolete, unsalable, damaged and unfit for further processing in accordance with GAAP and (z) Inventory for which the Borrower has no good faith forecasted demand for the next six (6) months.

g) Section 1.1 of the Credit Agreement is amended by the insertion in alphabetical order of the following definition of the term "Equity/Debt Infusion"

                  "Equity/Debt Infusion" means the issuance or sale of equity securities or Subordinated Debt, or any combination thereof, by the Borrower or any Subsidiary of the Borrower expected to occur on or before October 31, 1999, providing gross proceeds of no less than $30,000,000.00.

h) Section 1.1 of the Credit Agreement is amended by the insertion in alphabetical order of the term "Net Operating Deficit" that shall read as follows:

                  "Net Operating Deficit" means Net Income (or Deficit), not including interest income and expense, extraordinary items and non-recurring charges or write-offs related to the EFTC Services Disposition and the closing of Borrower's Ft. Lauderdale, Florida manufacturing facility, determined in accordance with the accounting rules and assumptions employed in the attached income statement.

i) Section 1.1 of the Credit Agreement is amended by the insertion in alphabetical order the definition of the term "Operating Lease Expense" which shall read in its entirety as follows:

                  "Operating Lease Expenses" means all expenses of the Borrower under operating leases determined in accordance with GAAP.

j) The defined term "Maximum Revolving Credit Amount" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Maximum Revolving Credit Amount" means the lesser of (y) $40,000,000.00 and (z) the Borrowing Base in effect from time to time, as such $40,000,000.00 may be reduced by the Borrower pursuant to Section 2.6, provided, however, that such $40,000,000.00 will be reduced to $35,000,000.00 upon the
                  Banks' receipt of Net Proceeds from the first to occur of (i) the EFTC Services Disposition or (ii) the Equity/Debt Infusion and reduced further to $25,000,000.00 upon the Banks receipt of Net Proceeds from next to occur of the EFTC Services Disposition or the Equity/Debt Infusion.

k) The defined term "Net Proceeds" in Section 1.1 of the Credit Agreement is amended by the addition of the following sentence to the end of such definition:

                  Net Proceeds includes any cash proceeds from the (Y) Equity/Debt Infusion and (Z) EFTC Services Disposition, including any earn-out or contingent payment(s) of any nature arising, directly or indirectly, out of the EFTC Services Disposition .

l) The definition of "Trailing Four Quarter EBITDA" of Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Trailing Four Quarter EBITDA" means, with respect to the Borrower, the EBITDA for the immediately preceding four fiscal quarters of the Borrower, provided, however, Trailing Four Quarter EBITDA shall be calculated as follows for the Fiscal Quarters identified below:

                           (a) Fiscal Quarter ending December 31, 1999-EBITDA
                  for the Fiscal Quarter ending December 31, 1999 multiplied by 4.

                           (b) Fiscal Quarter ending March 31, 2000-the sum of
                  EBITDA for the Fiscal Quarters ending December 31, 1999 and March 31, 2000 multiplied by 2.

                           (c) Fiscal Quarter ending June 30, 2000-the sum of
                  EBITDA for the Fiscal Quarters ending December 31, 1999, March 31, 2000 and June 30, 2000 multiplied by 1.333.

                           (d) This definition of EBITDA shall be used for
                  calculating the Letter of Credit Rate and the ratios in
                  Section 5.2(a)(i, ii and iii).

m) The defined term "Revolving Loans Commitment" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Revolving Loans Commitment" means the commitment of the Banks to Advance Revolving Loans and Swing Loans to the Borrower or to issue Letters of Credit for the account of the Borrower from time to time as provided in Section 2.1.

n) Section 2.18 of the Credit Agreement is amended by the addition of a new paragraph that shall read as follows:

                  After the first to occur of the EFTC Services Disposition and the Equity/Debt Infusion, Eligible Inventory will be reduced by the greater of (i) obsolete, unsaleable, damaged and unfit for further processing in accordance with GAAP and (ii) Inventory for which the Borrower has no good faith forecasted demand for the subsequent six (6) months. After the next to occur of the EFTC Services Disposition and the Equity/Debt Infusion, Eligible Inventory shall not be included for purposes of determining the Borrowing Base. From time to time the Agent shall provide to Borrower a revision of Exhibit B-4, Form of Borrowing Base Certificate, that accommodates the changes in the Borrowing Base provided by this paragraph. The Borrower shall utilize the revised Form of Borrowing Base Certificate on and after its receipt thereof. The Borrower shall provide to the Agent an effective Borrowing Base Certificate immediately upon the consummation of each of the EFTC Services Disposition and the Equity/Debt Infusion.

o) Section 2.7(c)(iii)(y) of the Credit Agreement is amended in its entirety to read as follows:

                           (y) any equity securities issuance or sale, or proceeds from the issuance of Subordinated Debt,

p) Section 5.1 of the Credit Agreement is amended by the addition of new subsections (p), (q) and (r) that shall read in their entirety as follows:

                           (p) EFTC Services Division Disposition. The Borrower shall cause the Disposition of EFTC Services Division to occur and become effective on or before September 30, 1999 which shall provide Borrower with gross proceeds of no less than $30,000,000.00 and Net Proceeds to the Banks for repayment of the Loans as provided in Section 2.7.

                           (q) Equity/Debt Infusion. The Equity/Debt Infusion shall be consummated on or before October 31, 1999 which shall provide Borrower with gross proceeds of no less than $30,000,000.00 and Net Proceeds to the Banks for repayment of the Loans as provided in
                           Section 2.7.

                           (r) Collateral Audit and Modification of the
                           Borrowing Base. The Borrower shall permit the Banks to engage, on or before August 13, 2000, field auditors, to perform at Borrower's expense, a field examination of Borrower's and the Guarantors' Accounts Receivable and Inventory and such other assets as the Agent in its discretion may require as provided under Section 5.1(m) of the Credit Agreement. After the Banks receive the report of the field examiners, Borrower agrees that the Banks, in their sole discretion, upon notice to the Borrower, may (i) determine which Accounts Receivables and Inventory are Eligible Accounts Receivables and Eligible Inventory, respectively, and (ii) modify the Borrowing Base to reduce or eliminate advance rates on Eligible Accounts Receivables or Eligible Inventory.

q) Section 5.2(d) of the Credit Agreement is amended by the deletion of subsection (v) therein and the insertion in its place of the following:

                           (v) other Debt in the aggregate principal amount of $50,000.00.

r) Section 5.2(f) of the Credit Agreement is amended by the deletion of subsection (vii) therein.

s) Section 5.2 (g) of the Credit Agreement is amended by the deletion of subsection (iii) and a corresponding renumbering of the subsections therein.

t) Section 5.2(o) of the Credit Agreement is amended by the deletion of the reference to $10,000,000.00 in subsection (ii) therein and the insertion of $1.00 in its place.

u) Section 5.2(a) of the Credit Agreement is amended in its entirety to read as follows:

                  (a)      Financial Covenants.

                           (i) Maximum Total Debt to EBITDA Ratio. As of the end of any Fiscal Quarter fail to maintain on a consolidated basis a ratio of
                                    (y)Total Debt to (z) Trailing Four Quarter
                                    EBITDA of not greater than

                  Measured as of the                      Maximum Ratio
                  Fiscal Quarter ending

                  December 31, 1999                           2.75
                  March 31, 2000                              2.75
                  June 30, 2000                               2.75
                  September 30, 2000                          2.75
                  December 31, 2000                           2.50
                  March 31, 2001 and thereafter               2.00

                           (ii) Minimum Fixed Charge Coverage Ratio. Fail to maintain Trailing Four Quarter EBITDA to Fixed Charges of not less than

                  Measured as of the                      Maximum Ratio
                  Fiscal Quarter ending

                  December 31, 1999                           2.50
                  March 31, 2000                              3.00
                  June 30, 2000                               3.00
                  September 30, 2000 and thereafter           3.00

                           (iii) Minimum EBITDA to Interest Expense. As of the
                  end of any Fiscal Quarter fail to maintain on a consolidated basis a ratio of (y) Trailing Four Quarter EBITDA to (z) Interest Expense of not less than

                  Measured as of the                              Maximum Ratio
                  Fiscal Quarter ending

                  December 31, 1999                           3.00
                  March 31, 2000                              6.00
                  June 30, 2000                               6.00
                  September 30, 2000 and thereafter           6.00

                           (iv) Minimum Net Worth. For fiscal year ending
                  December 31, 1999 and thereafter, fail to maintain a minimum Net Worth of the Borrower and all Subsidiaries on a consolidated basis in an amount equal to $60,500,000.00 plus
                  (a) 75% of Net Income determined quarterly (no adjustments shall be made for Net Deficits), (b) 100% of the Net Proceeds of any issuance or sale of equity securities of the Borrower or any Affiliate of the Borrower, and (c) 100% of the equity value, determined in accordance with GAAP, of any acquisition that must be consented to by the Required Banks in order to comply with Section 5.2(n) of the Credit Agreement.

                           (v) Maximum Annual Capital Expenditures. For each
                  fiscal year identified below, make Capital Expenditures for the Borrower and all Subsidiaries on a consolidated basis in excess of the following:

                  Measured as of the

                  fiscal year ending                           Maximum Amount

                  FYE 12/31/99                                 $  6,750,000
                  FYE 12/31/00                                 $10,000,000
                  FYE 12/31/01                                 $16,000,000
                  FYE 12/31/02                                 $16,500,000

                           (vi) Minimum Net Income. Beginning with the Fiscal
                  Quarter ending December 31, 1999, fail to earn Net Income for any Fiscal Quarter.

                           (vii) Maximum Quarterly Operating Lease Expense. Pay
                  or incur Operating Lease Expenses in excess of $3,300,000 in the aggregate during any Fiscal Quarter.

                           (viii) Minimum Quarterly EBITDA. As of the end of any
                  Fiscal Quarter identified below, fail to maintain EBITDA of

                  Measured as of the                           Minimum Amount
                  Fiscal Quarter Ending

                  December 31, 1999                            $3,200,000
                  March 31, 2000                               $4,200,000
                  June 30, 2000                                $5,300,000
                  September 30, 2000                           $6,300,000
                  December 31, 2000                            $6,500,000

                  For the purposes of this covenant, EBITDA shall be determined only for the applicable Fiscal Quarter, disregarding the reference to the "four quarter period" in the definition of EBITDA.

                           (ix) Maximum Operating Deficit. Fail to have a Net
                  Operating Deficit of less than $500,000 for the Fiscal Quarter ending September 30, 1999.

                           (x) Maximum Charge-Offs. Charge-offs, write downs and
                  other expenses (cash and non-cash) to Net Income for the period beginning July 1, 1999 to December 31, 1999, shall not exceed $33,000,000 in the aggregate.

v) Section 6.1 of the Credit Agreement is amended by the addition of new subsections (j) and (k) that will read as follows:

                           (j) EFTC Services Disposition. The Borrower shall
                  fail to cause the EFTC Services Disposition to occur on or before September 30, 1999 which provides the Borrower with gross proceeds of no less than $30,000,000.00 and make mandatory repayments of Net Proceeds therefrom as provided in
                  Section 2.7; and

                           (k) Equity/Debt Infusion. The Borrower shall fail to
                  cause the Equity/Debt Infusion to occur on or before October 31, 1999 which shall provide the Borrower with gross proceeds of not less than $30,000,000.00 and make mandatory repayments from Net Proceeds therefrom as provided in Section 2.7.

w) Section 8.13(a)(ii)(A) and (B) of the Credit Agreement is amended to read in their entirety as follows:

                           (A) the assignment is consented to by the Issuing
                  Bank and the Agent, such consents not to be unreasonably withheld, (B) in the case of a partial assignment, the assignment shall involve the assignment of not less than $5,000,000 of the assignor Bank's Commitment and there shall at no time be more than five Banks,

x) Agent shall from time to time provide to Borrower revisions of Exhibit B-5, Form of Compliance Certificate, that shall accommodate the amendments to the reporting requirements of the Borrower that arise out of this Amendment. The Borrower shall utilize the revised Form of Compliance Certificate on and after its receipt thereof.

y) Notwithstanding any contrary provisions in this Amendment, (i) the Disposition of the EFTC Services Division is subject to the Agent's determination that such Disposition will close on terms substantially in conformance with the EFTC Services Acquisition Agreement and (ii) the creation or incurrence of Subordinated Debt by the Borrower shall require the prior written consent by the Banks of the terms and conditions of such Subordinated Debt.

z) Subject to the approval by the Banks of the EFTC Services Disposition as provided in the Credit Agreement, the Agent shall execute such instruments and take such reasonable actions as are necessary to evidence the release of Liens granted to the Agent for the benefit of the Banks on assets covered by the EFTC Services Disposition Agreement.

2.       Waiver.

a) The Banks hereby provide a one-time waiver of Sections 5.2(a)(i, ii, iii, iv, vi, and vii) of the Credit Agreement for the Fiscal Quarter ending June 30, 1999.

b) The Temporary Waivers to Credit Agreement dated May 12, 1999 and June 10, 1999 are made permanent.

3. Representations and Warranties. In order to induce the Banks to agree to this Amendment, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:

(a) Except as previously disclosed in writing by the Borrower to the Banks, prior to and as of the date first referenced above, no Event of Default has occurred and as of the date first referenced above no Event of Default will exist immediately after giving effect to the amendments contained herein;

(b) Except as previously disclosed in writing by the Borrower to the Banks, prior to and as of the date first referenced above, no Material Adverse Effect has occurred and as of the date referenced above no Material Adverse Effect will exist immediately after giving effect to this Amendment; and

(c)                 Each of the representations and warranties set forth in
                    Article IV of the Credit Agreement are true and correct as though such representations and warranties were made at and as of the Amendment Effective Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period. Each of the representations and warranties made under the Credit Agreement shall survive to the extent provided therein and not be waived by the execution and delivery of this Amendment.

4. Conditions Precedent to Effectiveness of the Amendments and the Waivers. The amendments and waivers described in Sections 1 and 2 above, are subject to the satisfaction of (or waiver by the Banks in their sole discretion) the following conditions precedent:

                  (a) The Reaffirmation of Guaranty attached hereto as Exhibit A shall have been duly executed and delivered by the Guarantors to the Agent;

                  (b) The Borrower shall have paid the reasonable legal fees and expenses incurred by the Agent in connection with the preparation of this Amendment;

                  (c) The Borrower shall have paid the Agent an Amendment Fee of $269,800.00 for the pro-rata benefit to the Banks;

                  (d) The Borrower shall have paid the Agent an Administration Fee of $15,000.00 for the sole benefit of the Agent;

                  (e) The Borrower shall have paid the Agent $7,500.00 to be applied to the initial cost of the collateral audit; and

                  (f) The Agent shall have received such other documents and instruments that the Agent may request to effect the purposes of this Amendment.

5. Effectiveness. The amendments and waivers to the Credit Agreement set forth in Sections 1 and 2 hereof shall become effective as of the date first referenced above after the Agent shall have received this Amendment, executed and delivered by the Borrower and the Banks and all of the conditions precedent have been satisfied (the "Amendment Effective Date and Waiver Effective Date"). The Agent shall confirm in writing to the Borrower when in its judgement all of the conditions precedent to the Amendment and Waiver have been satisfied.

6. Payment of Expenses. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and any other documents or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of Davis, Graham & Stubbs LLP, counsel for the Agent.

7. Release. In consideration of the amendments and waivers provided herein, the Borrower releases and discharges the Banks and the Agent, their directors, officers, employees, agents, successors and assigns from all claims and causes of action of any nature whatsoever, which the Borrower, its successors and assigns ever had or have as of the date hereof against the Banks and Agent that arise, directly or indirectly, out of or are related to the Credit Agreement. The Borrower acknowledges that the Obligations arising under the Credit Agreement are not subject to any counterclaim, offset, defense or rights of recoupment against the Banks.

8. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

9. Ratification. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified. Except as amended hereby, all terms and conditions of the Credit Agreement remain the same.

10. Governing Law. The rights and duties of the Borrower, the Banks and the Agent under this Amendment shall be governed by the law of the State of Colorado.

11. Reference to Credit Agreement. From and after the Amendment Effective Date, each reference in the Credit Agreement to "this Credit Agreement", "hereof", "hereunder" or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall be deemed to mean the Credit Agreement as modified and amended by this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

EFTC CORPORATION                           BANK ONE, COLORADO, N.A.,
                                           as Agent and Bank

By: /s/ Stuart W. Fuhlendorf               By: /s/ David L. Ericson
     Stuart W. Fuhlendorf                         David L. Ericson
     Chief Financial Officer                      Vice President

NATIONAL BANK OF CANADA                    KEYBANK NATIONAL ASSOCIATION

By: /s/ Andrew M. Conneen, Jr.                By: /s/ Mary K. Young
     Andrew M. Conneen, Jr.                        Mary K. Young
     Vice President                                Assistant Vice President

                                           MITSUI LEASING CAPITAL
                                           CORPORATION

By: /s/ Raymond L. Yager                   By: /s/ R. Wayne Hutton
     Raymond L. Yager                            R. Wayne Hutton
     Vice President                              Senior Vice President